PLACEMENT AGENCY AGREEMENT

   PLACEMENT AGENCY AGREEMENT dated as of February
20, 1996 between Humana Inc., a Delaware corporation (the
"Company"), and MERRILL LYNCH MONEY MARKETS INC., a
Delaware corporation ("Merrill Lynch").

             W I T N E S S E T H:

   WHEREAS, the Company has requested Merrill Lynch to act as the agent of the Company for the private placement to accredited investors of the Company's unsecured notes with maturities of up to 270 days from date of issue (the "Notes").

   WHEREAS, the Notes will be represented by either individual note certificates ("Certificated Notes") or a master note of the Company. Individual Notes shall be issued substantially in the form of Exhibit A-1 or A-2 hereto, while master notes shall be issued substantially in the form of Exhibit B-1 or Exhibit B-2 hereto. Notes represented by a master note shall be referred to herein as "Book-Entry Notes."

   WHEREAS, Merrill Lynch has indicated its willingness to act as agent of the Company in the private placement of the Notes, subject to the satisfactory completion of such investigation and inquiry into the Company's business as Merrill Lynch deems appropriate under the circumstances.

   NOW THEREFORE, in consideration of the premises, the parties agree as follows:

   1.  Appointment as Placement Agent.  (a) The Company appoints
Merrill Lynch as one of its placement agents for the Notes and acknowledges that Merrill Lynch shall have the right to assist the Company in the placement of the Notes during the term of this Agreement in conjunction with Company's other placement agents. The Company agrees that during the period Merrill Lynch is acting as the Company's placement agent hereunder, the Company shall not, except through its co-placement agents, directly contact or solicit potential investors to purchase the Notes or engage any person or party to assist in the placement of Notes. While Merrill Lynch shall not have any obligation to purchase, as principal, Notes from the Company under any circumstances, Merrill Lynch may, from time to time, in its sole discretion purchase Notes, as principal, from the Company.

       (b) The Company and Merrill Lynch agree that any Notes the placement of which Merrill Lynch arranges or which are purchased by Merrill Lynch shall be placed or purchased by Merrill Lynch in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

       (c) The Notes will be issued pursuant to an issuing and paying agency agreement (the "Issuing and Paying Agreement ") between Chase Manhattan Bank, as issuing and paying agent (the "Issuing and Paying Agent") and the Company. The Company will not amend the Issuing and Paying Agency Agreement without giving Merrill Lynch prior notice and a copy of such amendment. The Notes will be issued in such face or principal amounts (but not less than $250,000 each), and will bear such interest rates (if interest-bearing), or will be sold at such discounts, from their face amounts, as shall be mutually agreed to by the Company and Merrill Lynch at the time of each proposed purchase or placement.

       (d) Merrill Lynch shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part.

       (e) The Company may instruct Merrill Lynch to suspend solicitation of purchases of Notes at any time. Upon receipt of such instruction, Merrill Lynch will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

   2. Offers and Sales of the Notes. The offer and sale of the Notes by the Company is to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof and Regulation D thereunder, which exempt transactions by an issuer not involving any public offering. Offers and sales of the Notes by the Company will be made in accordance with the general provisions of Rule 506 under the Act. Merrill Lynch and the Company hereby establish the following procedures in connection with the offer and sale or resale of the Notes:

       (a) Offers and sales of the Notes will be made by the Company only to purchasers which qualify as accredited investors (as defined in Rule 501 (a) under the Act) (each such institutional purchaser being hereinafter called an "accredited investor"). Resales of the Notes will be made only to accredited investors or to institutional purchasers which are qualified institutional buyers (as defined in Rule 144A under the Act) (each such institutional purchaser being hereinafter called a "qualified institutional buyer"). No Notes will be offered to natural persons.

       (b) The Notes will be offered only by approaching prospective purchasers on an individual basis. The Notes will not be offered or sold by any means of general solicitation or general advertising.


       (c) In the case of a purchaser which is acting as a fiduciary for one or more third parties and which is not a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as described in Section 3(a)(5) of the Act (each such purchaser, a "non-bank fiduciary"), each such third party will, in the judgment of Merrill Lynch, after due inquiry be an accredited investor or qualified institutional buyer.

       (d) No sale of the Notes to any one purchaser will be for less than $250,000 face amount and no Note will be issued in a smaller face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $250,000 face amount of the Notes.

       (e) Each individual Note shall contain the legend set forth on the form of such Note attached as Exhibit A-1 or A-2 hereto, stating in effect that such Note has not been registered under the Act and that a resale or other transfer of such Note or any interest therein shall be made only (i) to Merrill Lynch or through Merrill Lynch to an institutional investor approved as an accredited investor or as a qualified institutional buyer by Merrill Lynch or (ii) to a qualified institutional buyer in a transaction made pursuant to Rule 144A under the Act. The purpose of this requirement is to ensure that Notes are resold or otherwise transferred only to accredited investors or qualified institutional buyers and not in a manner that might call into question the non-public offering character of the offer and sale of the Notes.

       (f) A Private Placement Memorandum will be made available to each purchaser or prospective purchaser together with any supplements to such Private Placement Memorandum which may have been prepared by the Company. The Private Placement Memorandum will contain a representation to the effect that the purchaser of a Note has hadan opportunity to ask questions of, and receive answers from, the Company concerning the offering of the Notes and to obtain copies of any of the Company Information (as defined below) that is referred to therein at no charge. The Private Placement Memorandum, including any Company Information referred to therein ishereby referred to as the "Disclosure Documents".

       (g) In addition to the other requirements of this Section 2, during any period the Company is not subject to the periodic filing requirements of the Securities Exchange Act of 1934, the Company agrees that, upon written request by any holder of the Notes, the Company will provide to the holder or to a prospective purchaser designated by the holder a copy of the Private Placement Memorandum and(i) the Company's most recent audited balance sheet that is as of a date less than 16 months old and audited statements of profit and loss and retained earnings for the 12 months preceding the date of the balance sheet, (ii) similar audited financial statements for the preceding two fiscal years or for such shorter period as the Company has been in operation and
(iii) if the Company's most recent balance sheet is not as of a date less than six months old, additional statements of profit and loss and retained earnings (which may be unaudited) for the period from the date of such balance sheet to a date as of less than six months old. The purpose of this provision is to satisfy the conditions of paragraph (d)(4) of Rule 144A under the Act, so that resales of the Notes may be made to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A. The Private Placement Memorandum and each Note shall disclose that a holder of the Note may request, in writing, the information specified by paragraph (d)(4) of Rule 144A in connection with an intended sale or transfer of the Note pursuant to Rule 144A.

       (h) The Company agrees to cooperate with Merrill Lynch in the preparation of the Private Placement Memorandum and in amending it as from time to time may be necessary. Accordingly, the Company agrees to furnish Merrill Lynch with such information as requested to satisfy the conditions of paragraph (d)(4) of Rule 144A under the Act.The Company will furnish copies of its most recent Annual Report on Form
10-K filed with the Securities and Exchange Commission (the "SEC"), each definitive proxy statement, each report on Form 10-Q and each report on Form 8-KAs long as any of the Notes are outstanding, the Company will provide Merrill Lynch with copies of all annual, interim, quarterly reports, proxy statements and registration statements which the Company files with the SEC, copies of all reports to the rating agencies, of all public releases or other publicly availableinformation (collectively, "the Company Information") in such quantities as Merrill Lynch may reasonably request.

       (i) Prior to any offer or sale of Notes, Merrill Lynch shall, with the cooperation of the Company, have the right to make such reasonable due diligence investigation of the business of the Company as is usual in the course of continuous offerings of debt instruments. The Company will immediately inform Merrill Lynch in writing of any material adverse change the condition, financial or otherwise, earnings, business affairs, results of operations or business prospects of the Company which
(i) make or might make any statement in the Disclosure Documents false or misleading in any material respect or (ii) are not disclosed in such documents. In such event, Merrill Lynch shall not thereafter attempt to offer or place any of the Notes until the Company shall have prepared and furnished to Merrill Lynch, in such numbers as Merrill Lynch may require, supplements to, or amendments of, the Private Placement Memorandum
reflecting any such material changes.   Such supplements or amendments
shall be prepared promptly by the Company.

       (j) The Company agrees to file a notice on Form D with the Securities and Exchange Commission (the "SEC") no later than fifteen days after the first issuance of Notes and at such other times as may be required pursuant to Rule 503 under the Act.

       (k) Merrill Lynch shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Act, arising from or relating to any resale or transfer of a Note other than for losses, damages or liabilities arising from Merrill Lynch's gross negligence or willful misconduct.

   3. Representations and Warranties. The Company represents and warrants to Merrill Lynch as of the date hereof and as of each date contemplated by Section 4 hereof that:

       (a) The Disclosure Documents do not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

       (b) The financial statements included in the Disclosure
Documents, if any, are and will be in accordance with the related books and records of the Company and are and will be complete and correct and fairly present in accordance with generally accepted accounting principles the financial position of the Company and its consolidated subsidiaries as at the dates set forth therein and the results of their operations for the periods set forth therein. Except as set forth in the Disclosure Documents, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved. The supporting schedules, if any, included in the financial statements present fairly the information required to be stated therein as of the dates or for the periods indicated.

       (c) Since the respective dates as of which information is given in the Disclosure Documents, except as may otherwise be stated or contemplated therein or in any amendment or supplement thereto, there has not been any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, or in the earnings, affairs or business prospects of the Company, and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

       (d) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of corporation, and (ii) has the requisite corporate power and authority to execute and deliver the Notes and to perform its obligations thereunder and to own its properties and conduct its business as described in the Disclosure Documents.

       (e) The Company is not in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement or lease to which the Company is a party or by which it may be bound. The execution and delivery of this Agreement, the Issuing and Paying Agency Agreement and the Notes and the incurrence of the obligations and consummation of the transactions herein contemplated will not conflict with, or constitute a breach of or default under, its charter or by-laws of the Company or any material contract, indenture, mortgage, loan agreement or lease, to which each is a party or by which the Company may be bound, or any law, administrative regulation or court decree.

       (f) Each of this Agreement and the Issuing and Paying
Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

       (g) The Notes have been duly authorized for issuance, offer and sale as contemplated by the Agreement and, when issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

       (h) Assuming compliance with Section 5(b) hereof, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body (including the SEC) is required for the issuance, offer or sale of the Notes by the Company in accordance with the terms of this Agreement or for the consummation of the transactions contemplated by this Agreement, the Issuing and Paying Agency Agreement or the Notes.

       (i) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Disclosure Documents and other than legal or governmental proceedings, which in each case will not have a material adverse effect on the business, financial condition, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


       (j) The Company is not an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       (k) The offer, issuance, sale and delivery of the Notes in accordance with the terms of this Agreement will constitute exempt transactions under the Act pursuant to Section 4(2) thereof, and registration of the Notes under the Act will not be required; the Notes are eligible pursuant to Rule 144A under the Act.

       (l) The Notes rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company.

       (m) The Company agrees to maintain credit lines with Chemical Bank, as agent bank (as agent bank, the "Bank") which can be used to support payment on the Notes hereunder and agrees to report, and will cause the Bank to report, to Merrill Lynch on the status and usage of such credit lines, on a [quarterly] [monthly] basis.

    4. Additional Representation and Warranty. Each acceptance by the Company of an offer for the purchase of Notes shall be deemed an affirmation by the Company that its representations and warranties set forth in Section 3 hereof are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent of the Note or Notes relating to such acceptance, as though made at and as of such time (it being understood that insofar as such representations and warranties relate to the Private Placement Memorandum, such representations and warranties shall relate to the Private Placement Memorandum delivered to prospective purchasers of Notes at the time of such acceptance and at the time of such delivery of the Note or Notes relating to such acceptance, respectively.)

    5. Covenants (a) The Company agrees that no future offer and sale of debt securities of the Company of any class will be made if, as a result of the doctrine of "integration" referred to in Rule 502 of Regulation D under the Act, Securities Act Release No. 6389 (March 8,
1982), Securities Act Releases Nos. 4434 (December 6, 1961), 4552 (November 6, 1962) and 4708 (July 9, 1964), and various "no-action" letters made available by the SEC, such offer and sale would call into question the entitlement of the Notes to the exemption from the registration requirements of the Act provided by Section 4(2) thereof.


         (b) The Company will endeavor, in cooperation with Merrill Lynch, to qualify the Notes for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Company and Merrill Lynch shall determine, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

         (c) No part of the proceeds of any Notes will be used in
any transaction or for any purpose which violates the provisions of Regulations, G, T, U and X of the Board of Governors of the Federal
Reserve System as now and from time to time hereafter in effect. Other than pursuant to the requirements of the following sentence, the Company shall not use the proceeds of the Notes to finance any acquisition of
securities, within the meaning of Regulation T.   The Company agrees that
if it intends to use the proceeds of the sale of its Notes for the purpose of purchasing or carrying securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System, it will give five business days' notice to Merrill Lynch of its intention to do so and prompt notice of the actual commencement of such use of proceeds.

    6. Conditions Precedent to Placement of the Notes. (a) Prior to the initial placement of Notes hereunder the Company shall cause to be delivered to Merrill Lynch (i) the written opinion of counsel to the Company substantially in the form of Exhibit C hereto, (ii) a certificate of the Secretary or other appropriate officer of the Company certifying true copies of the resolutions of the Company approving this Agreement, the Issuing and Paying Agency Agreement, the Notes and the transactions contemplated hereby and certifying the incumbency, authority and true signatures of the officers of the Company authorized to sign this Agreement and the Notes, and (iii) an original executed copy, photocopy or conformed copy of the Issuing and Paying Agency Agreement, which shall be in form and substance reasonably acceptable to Merrill Lynch, and
(iv) if applicable, the DTC Representation Letter (as that term is defined below) which shall be in form and substance reasonably acceptable to Merrill Lynch. Merrill Lynch may deliver a copy of the opinion referred to in clause (i) above to any purchaser of a Note who requests such a copy.

    7. Delivery of and Payment for the Notes. (a) On the date of a proposed issuance of Notes, Merrill Lynch shall confer with the Company as to the face or principal amount, maturities and denominations thereof, the applicable interest rates or the discounts from the face amounts, at which the Notes are to be issued.

         (b) When agreement is reached on the foregoing, (i) if the Notes are evidenced by Certificated Notes, the Company will instruct the Issuing and Paying Agent or another issuing agent designated by the Company in written notice to Merrill Lynch to deliver executed and countersigned Certificated Notes to N.S.C.C. New York Window, 55
Water Street, Concourse Level, South Building, New York, New York
10041, Attention: Al Mitchell, prior to 2:15 p.m., New York City time, on the date of issuance, and (ii) if the Notes are Book-Entry Notes, the issuance of and payment for such Notes will be governed by a letter agreement between the Company and The Depository Trust Company
(the "DTC Representation Letter").

         (c) Following Merrill Lynch's receipt of duly and properly completed Certificated Notes, Merrill Lynch or its agent will transfer by the close of business on such day immediately available funds to the Issuing and Paying Agent or to such other bank as may be designated in writing by the Company to Merrill Lynch in an amount equal to the net proceeds of the Certificated Notes.

         (d) Merrill Lynch will mail written confirmations of each purchase or placement to the Company, which confirmations of each purchase or placement to the Company, which confirmations shall set forth face or principal amounts, maturities and denominations of the Notes purchased or placed and the applicable interest rates or discounts.

         (e) In the event that a customer shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, Merrill Lynch shall promptly notify the Company, and if Merrill Lynch has theretofore paid the Company for such Note, the Company will promptly return such funds to Merrill Lynch against its return of the Note to the Company, in the case of a Certificated Note, and upon notice from Merrill Lynch of such failure, in the case of a Book-Entry Note. If such failure occurred for any reason other than default by Merrill Lynch, the Company shall reimburse Merrill Lynch on an equitable basis for Merrill Lynch's loss of the use of such funds for the period such funds were credited to the Company's account.

    8. Indemnification. (a) The Company agrees to assume liability for and to indemnify, protect, save and hold harmless Merrill Lynch, each individual, corporation, partnership, trust, association or other entity ("Person") controlling Merrill Lynch (including, without limitation, Merrill Lynch & Co., Inc. and Merrill Lynch Government
Securities Inc.), any affiliate of any such Person or Merrill Lynch and their respective directors, officers, incorporators, shareholders, partners, servants, trustees, employees and agents (all of such indemnified entities hereinafter the "Indemnitees") from and against any and all losses, liabilities, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of whatever kind and nature, imposed upon, incurred by or asserted against the Indemnitees, which are (i) based upon or arising under the securities laws of the United States of America or of any state or any regulation, rule or interpretation thereunder or thereof to the extent arising from the transactions contemplated hereby, (ii) based upon the inaccuracy of any representation made or reaffirmed by the Company or the breach of any agreement or covenant of the Company contained herein, or (iii) based upon any untrue statement or alleged untrue statement of a material fact in the Disclosure Documents, or the omission or alleged omission from the Disclosure Documents of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If any action, suit or proceeding arising from any of the foregoing is brought against any of the Indemnitees, the Company will, at its own expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company (which counsel shall be reasonably satisfactory to such Indemnities) and regardless of whether the Company is a party to the same, pay all reasonable costs and expenses of such defense as incurred (including, without limitation, reasonable attorneys' fees and expenses).

    It is agreed, however, that the obligations of the Company under this Section 8 shall not extend to any liability of any Indemnitee arising out of the inclusion by any Indemnitee of an untrue statement of a material fact relating to Merrill Lynch or an omission to state a material fact relating to Merrill Lynch necessary to make any statement, in light of the circumstances under which it was made, not misleading.

    The foregoing indemnity will also extend to any supplemental material subsequently furnished to Merrill Lynch by the Company and distributed to purchasers or prospective purchasers during the term of this Agreement.

         (b) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held unavailable (otherwise than in accordance with the terms of this Section 8), the Company on the one hand, and any Indemnitees, on the other hand, sought to be charged with any liability shall contribute to the aggregate costs of satisfying such liability in the proportion of their respective economic interests. For purposes of this
Section 8, the "economic interests" of the Company shall be equal to the aggregate proceeds of the Notes issued in connection with this Agreement received by the Company and the "economic interest" of any Indemnitee shall be equal to the aggregate commissions and fees earned by Merrill Lynch hereunder.

    The obligations of the Company under this Section 8 shall survive any termination of this Agreement, in whole or in part.

    9. Fees and Expenses. (a) As compensation for the services of Merrill Lynch hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note at such rate as shall be agreed upon from time to time by the Company and Merrill Lynch.

         (b) The Company will (i) pay all customary and reasonable costs and expenses incident to the placement and issuance of the Notes,
(ii) reimburse Merrill Lynch for all of its out-of-pocket expenses, including the cost of preparing and distributing the Private Placement Memorandum and the Notes, and (iii) upon receipt of an invoice, pay directly or reimburse Merrill Lynch for the reasonable fees and expenses of any outside counsel utilized by Merrill Lynch in connection with this Agreement and the transactions contemplated hereby.

    10. Notices. Unless otherwise indicated, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below

If to the Company:

Humana Inc.
500 West Main Street
Louisville, KY  40202
Attention:  James W. Doucette, Vice President -
              Investments and Treasurer
Telephone No:  502-580-1002
Facsimile No:  502-580-4089

If to Merrill Lynch:

Merrill Lynch Money Markets Inc.
Merrill Lynch World Headquarters
World Financial Center - North Tower
250 Vesey Street - 10th Floor
New York, New York  10281-1310
Attention:   Product Management - CP
Telephone No: (212) 449-0276
Facsimile No:     (212) 449-2234

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 10 to the other party hereto.

        11. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.


        12. Choice of Forum. The Company agrees that any suit, action or proceeding brought by oragainst Merrill Lynch in connection with or arising out of this Agreement, any agreement, instrument or document entered into in connection with this Agreement or the offer and sale of the Notes shall be brought solely in the United States Federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan.

        13.  Amendment and Termination; Successors; Counterparts.  (a)
The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by both parties hereto. Either party to this Agreement may terminate this Agreement upon written notice to each other party hereto, provided that such termination shall not affect the obligations of the parties hereunder with respect to Notes outstanding at the time of such termination and actions or events occurring prior to such termination or with respect to Section 8 or Section 9 hereof.

             (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

             (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

        14. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        15. Effective Date. This Agreement shall be effective as of the date and year first above written.

        16. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 HUMANA INC.

                                 By:/s/James W. Doucette
                                 Vice President Investments & Treasurer
                                 Authorized Signatory


                                 MERRILL LYNCH
                                  MONEY MARKETS INC.

                                 By:/s/Scott G. Primrose
                                 Authorized Signatory